SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                December 29, 2006

                                   ----------

                               SHELRON GROUP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                   0-31176              04-2968425
   (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)             File Number)       Identification No.)

                                   29 BROADWAY
                               NEW YORK, NY 10006
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 836-4041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

      On December 29, 2006, Registrant sold 63,187,511 newly issued shares of its common stock to Hull Services Ltd, the personal services corporation solely owned by Registrant's Chairman, Eliron Yaron, in exchange for a total amount of $444,466 of compensation which had accrued for services provided by Hull Services Ltd., through December 31, 2006, but which had not been paid.

      The sales listed above was made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the Registrant and the purchaser, the Registrant had reasonable grounds to believe immediately prior to making an offer to such individual, and did in fact believe, that such individual (1) was purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of his investment and was able to bear those risks. The purchaser had access to pertinent information enabling him to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon the certificates representing such shares, and stop-transfer instructions have been entered in the Registrant's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007                      Shelron Group, Inc
                                           (Registrant)


                                           /s/ Eliron Yaron
                                           -------------------------------------
                                           Eliron Yaron, Chairman